                 THIS REPORT HAS BEEN FILED WITH THE SECURITIES
                        AND EXCHANGE COMMISSION VIA EDGAR

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  SEPTEMBER 25, 1996



                               KUHLMAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        1-7695                 58-2058047
(STATE OR OTHER JURISDICTION       (COMMISSION FILE NO.)     (I.R.S. EMPLOYER
OF INCORPORATION)                                           IDENTIFICATION NO.)



                            3 SKIDAWAY VILLAGE SQUARE
                            SAVANNAH, GEORGIA  31411
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       Registrant's telephone number, including area code:  (912) 598-7809


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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

Item 5.  Other Events.

     Pursuant to a Reorganization and Asset Acquisition Agreement dated as of September 20, 1996, among the Registrant, Coleman Cable Systems, Inc., a wholly-owned subsidiary of the Registrant ("Coleman"), Web Wire Products, Inc. ("Web Wire") and the two shareholders of Web Wire, Coleman has agreed to acquire substantially all of the assets of Web Wire and to assume certain liabilities of Web Wire in exchange for common stock, par value $1.00 per share, of the Registrant.

     Web Wire is a manufacturer of battery cables, ignition wire sets and related products. During its most recent fiscal year ended December 31, 1995, Web Wire had net sales of approximately $5.8 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             KUHLMAN CORPORATION
                                             (Registrant)

                                             By:  /s/ Curtis G. Anderson
                                                  ---------------------------
                                                  Curtis G. Anderson,
                                                  PRESIDENT AND
                                                  CHIEF OPERATING OFFICER



Dated:  September 25, 1996